Exhibit 10.1

LIGHTNING EMOTORS, INC.
EXCHANGE AGREEMENT
Dated as of March 10, 2023
The undersigned investor (the “Investor”), for itself and, if applicable, on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with Lightning eMotors, Inc., a Delaware corporation (the “Company”), certain 7.50% Convertible Senior Notes due 2024, CUSIP 53228R AA3 (the “Notes”) for shares (“Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to this exchange agreement (this “Agreement”). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an “Institutional Account” as defined in Financial Industry Regulatory Authority (“FINRA”) Rule 4512(c). Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the indenture, dated as of May 6, 2021, (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
1. Exchange. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange for itself and on behalf of the Exchanging Investors, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for a number of Shares per $1,000 principal amount of such Exchanged Notes equal to the following formula: ($1,000 / $0.56 plus accrued interest in the amount of $25.00 per $1,000 principal amount (the “Exchange Consideration”), as adjusted in good faith and in a commercially reasonable manner by the Company for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring on or after the date hereof and prior to the Closing Date; provided that the number of Shares to be exchanged for the Exchanged Notes shall be rounded down to the nearest whole share for each Exchanging Investor.
The Investor agrees that it and any Exchanging Investor shall not deliver a Notice of Conversion with respect to any Exchanged Notes and the Investor and each Exchanging Investor shall hold the Exchanged Notes until the Closing (as defined below). In consideration for the performance of their obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Exchange Consideration on the Closing Date (as defined below) to each Exchanging Investor in exchange for its Exchanged Notes.
The Exchange shall occur in accordance with the procedures set forth in Exhibit B.2 hereto (the “Exchange Procedures”); provided that each of the Company and the Investor acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of Continental Stock Transfer & Trust Company, The Depositary Trust Company (“DTC”), the Trustee or The New York Stock Exchange (“NYSE”) (including the procedures and mechanics regarding the listing of the Shares on the NYSE) or other events beyond the Company’s control and that such a delay will not be a default under this Agreement so long as (i) the Company is using its commercially reasonable efforts to effect such delivery, or (ii) such delay arises due to a failure by Investor to deliver settlement instructions in accordance with Section 3(s); provided, further, that no delivery of Shares will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.
The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on March 15, 2023 (the “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree. On the Closing Date, subject to satisfaction of the conditions precedent specified herein and the prior receipt by the Company from the Investor of the Exchanged Notes, the Company shall deliver the Shares to the DTC account specified by the Investor for each relevant Exchanging Investor in Exhibit B.1. All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Exchange Consideration will be determined by the Company, in its good faith and commercially reasonable discretion. Subject to the terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of its Accounts, (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company from any and all claims the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes (except for claims arising from the

Company’s breach of this Agreement, including but not limited to the Company’s failure to deliver the Exchange Consideration).
2. Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing Date, the Company represents and warrants to, and covenants with, the Exchanging Investors that, other than as disclosed in any reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or timely filed notifications of late filings for any of the foregoing (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”):
(a) The Company and its subsidiary are entities duly organized, validly existing and in good standing under the laws of Delaware, and have the requisite power and authority to own or lease their properties and to carry on their business as now being conducted. The Company and its subsidiary are each duly qualified as a foreign entity to do business (where such concept exists) and in good standing in every jurisdiction (where such concept exists) in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, operations, or condition (financial or otherwise) of the Company or its subsidiary, taken as a whole. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company or its subsidiary in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be made or obtained after the Closing without penalty.
(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).
(c) This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets or its subsidiary are bound, or (iii) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor and each Exchanging Investor herein, any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company and its subsidiary, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.
(d) When issued, delivered and paid for in the manner set forth in this Agreement, the Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Liens (as defined in Section 3(c) below), option, equity or other adverse claim thereto, including claims or rights under any voting trust agreements, shareholder agreements or other agreements to which the Company is a party, and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights under the General Corporation Law of the State of Delaware or any to which the Company is a party (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties hereunder, the Shares (a) will be issued in the Exchange in reliance on the exemption from the registration requirements of the Securities Act pursuant to 4(a)(2) of the Securities Act and (b) when issued will be free of any restrictive legend and restrictions on transfer under Rule 144 promulgated under the Securities Act, provided that the Company is a former shell company as defined in Rule 144(i) of the Securities Act and must be in compliance with Rule 144(i) at the time of any resale.
(e) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority, non-governmental regulatory authorities (including NYSE, other than the filing with NYSE of a Listing of Additional Shares notification which the Company will so file prior to the issuance of Shares on the Closing Date), except as may be required under any state or federal securities laws or that may be made or obtained after the Closing without penalty.
(f) From January 1, 2022 to the date of this Agreement, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act or timely filed notifications of late filings for any of the foregoing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.

(g) Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any Exchanging Investor in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.
(h) There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the Exchange.
(i) The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee or transfer agent to be reasonably necessary to complete the Exchange.
(j) On or before 9:00 a.m. Eastern on March 13, 2023, the Company shall issue a press release or file a Form 8-K (or Form 10-K in lieu thereof) disclosing the material terms of the transactions contemplated hereunder.
3. Representations and Warranties and Covenants of the Investor. As of the date hereof and as of the Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company that:
(a) The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.
(b) The Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to this Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.
(c) As of the date hereof and as of the Closing, each of the Exchanging Investors is the direct legal and beneficial owner of the Exchanged Notes set forth on Exhibit A attached to this Agreement. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”). None of the Exchanging Investors has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity (other than the Exchanging Investor’s investment manager or affiliates) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.
(d) The execution, delivery and performance of this Agreement by the Investor and compliance by the Investor and each Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, including the Exchange, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors.
(e) The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and the Company shall have no responsibility therefor.
(f) The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Company and the terms of the Exchange and the Shares, and the Company does not take, and Oppenheimer & Co. Inc. (the “Advisor”) does not take any responsibility for, and neither the Company nor the Advisor can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(g) The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of the Investor’s and each Exchanging Investor’s own professional advisors, to the extent that the Investor and such Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of the Exchange and this Agreement and the Investor and each Exchanging Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor and such Exchanging Investor. The Investor and each Exchanging Investor has considered the suitability of the Shares as an investment in light of the Investor and such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares, including the risk of total loss.
(h) The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, the Advisor or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Shares in the Exchange. It is understood that information provided by the Company, the Advisor or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, the Advisor or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.
(i) The Investor confirms that neither the Company nor the Advisor has (i) given the Investor or any Exchanging Investor any guarantee, representation or warranty as to the potential success, return, effect, consequences or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. The Investor confirms that it and each Exchanging Investor is not relying and has not relied, upon any statement, advice (whether accounting, tax, financial legal or other), representation or warranty by the Company or any of its affiliates or representatives, including, without limitation, the Advisor, except for the representations and warranties made by the Company in this Agreement, and that the Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor and the Exchanging Investors.
(j) The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Shares. The Investor and each Exchanging Investor has had access to the SEC Documents and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.
(k) Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and an “Institutional Account” as defined in FINRA Rule 4512(c). The Investor agrees to furnish any additional information regarding the Investor or any Exchanging Investor reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.
(l) The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of the Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To the Investor’s knowledge, no Exchanging Investor acquired any of the Notes, directly or indirectly, from an Affiliate of the Company. A period of at least one year (calculated in the manner provided in Rule 144(d) under the Securities Act) has lapsed since the Exchanged Notes of the Investor and Exchanging Investors were acquired from the Company or from a person known by the Investor or Exchanging Investors to be an Affiliate of the Company. The Investor and each Exchanging Investor acknowledge that the Company is a former shell company as defined under Rule 144(i) of the Securities Act and as such, the Shares may only be sold without registration pursuant to Rule 144 of the Securities Act if, at the time of the resale of the Shares, the Company is in compliance with the requirements of Rule 144(i)(2) of the Securities Act.
(m) Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.
(n) Each Exchanging Investor is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exemption depends in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor or behalf of the Exchanging Investors in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or any of the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth herein.
(o) The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.
(p) The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Advisor has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Exchanging Investor became aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.
(q) The Investor acknowledges it and each Exchanging Investor understands that the Company intends to pay the Advisor a fee in respect of the Exchange.
(r) The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents reasonably determined by the Company and the Trustee or the transfer agent to be necessary to complete the transactions contemplated by this Agreement.
(s) No later than one (1) Business Day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to this Agreement for each of the Exchanging Investors.
(t) The Investor and each Exchanging Investor understands that the Company, the Advisor and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or any of the Exchanging Investors are no longer accurate, the Investor shall promptly notify the Company and the Advisor prior to the Closing. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 3(t), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such Account.
(u) The Investor and each Exchanging Investor acknowledges and agrees that the Advisor has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Advisor and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Exchanged Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.
(v) The Investor and each Exchanging Investor acknowledges and understands that as of the date of this Agreement and at the time of the Closing, the Company and/or the Advisor may be in possession of material non-public information not known to the Investor or any Exchanging Investor that may impact the value of the Notes, including the Exchanged Notes, and the Shares (“Information”) that the Company and/or the Advisor have not disclosed to the Investor or any Exchanging Investor. The Investor and each Exchanging Investor acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Exchanging Investor understands, based on its experience, the disadvantage to which the Investor and each Exchanging Investor is subject due to the disparity of information between the Company and the Advisor, on the one hand, and the Investor and each Exchanging Investor, on the other hand. Notwithstanding this, the Investor and each Exchanging Investor has deemed it appropriate to participate in the Exchange. The Investor agrees that the Company, the Advisor and each of their respective directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor or their respective beneficiaries whatsoever due to or in connection with the Company’s and/or the Advisor’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company and/or the Advisor to disclose the Information.
(w) The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(x) The Investor and each Exchanging Investor are subject to policies and procedures designed to ensure material compliance with any applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), any applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and any applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions.
(y) The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B.1 attached to this Agreement.
(z) Each of the Investor and each Exchanging Investor has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange nor engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that investment professionals affiliated with the Investor (i.e., persons other than compliance personnel) were first contacted by either the Company or the Advisor regarding the Exchange or this Agreement. The Investor and each Exchanging Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it shall disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the Exchange is publicly disclosed by the Company. “Short Sales” include all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers, in each case, solely to the extent such transaction has the same economic effect as a “short sale” as defined in Rule 200 of Regulation SHO. Solely for purposes of this Section 2(z), subject to the Investor’s and each Exchanging Investor’s compliance with their respective obligations under the U.S. federal securities laws and the Investor’s and such Exchange Investor’s respective internal policies, (a) “Investor” and “Exchanging Investor” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of the Investor or the applicable Exchanging Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s or such Exchanging Investor’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (b) the foregoing representations and covenants of this Section 2(z) shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Exchange provided by, the Investor or the applicable Exchanging Investor.
4. Conditions to Obligations of the Investor and the Company. The obligations of the Investor and the Exchanging Investors and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 2 hereof (with respect to the Investor and Exchanging Investors) and of the Investor contained in Section 3 hereof (with respect to the Company) shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.
5. Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.
6. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.
7. Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.
9. Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10. Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
11. Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.
12. Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a Business Day, on the first subsequent Business Day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to this Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	Lightning eMotors, Inc. 815 14th Street SW, Suite A100 Loveland, Colorado 80537 Attention: Steve Mason Email:

with a copy to (which shall not constitute notice):	Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 Attention: John Wolfel Email:
13. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company, the Investor and the Exchanging Investors and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
14. Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other and the Advisor upon knowledge of any event prior to the Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.
15. Reliance by the Advisor. The Advisor may rely on each acknowledgement, understanding, agreement, representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Advisor. The Advisor shall be a third-party beneficiary of this Agreement to the extent provided in this Section 15. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Advisor shall be the intended third party beneficiary of (1) the representations and warranties of the Company in Section 2 hereof, (2) the representations and warranties of the Investor and Exchanging Investors in Section 3 hereof and (3) Sections 5-17 and 20 of this Agreement.
16. Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
17. Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

18. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred within ten (10) Business Days immediately following the date of this Agreement without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or any of the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect.
19. Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN,” generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable certificate or document reasonably requested by the Company, and, if such non-U.S. Exchanging Investor is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), such Investor shall also provide the Company with a certificate in the form attached hereto as Exhibit C. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal tax withholding or 24% U.S. federal backup tax withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. See Exhibit D for certain additional information. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.
20. Section and Other Headings. The section and other headings contained in Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
[SIGNATURE PAGE FOLLOWS]

Very truly yours, LIGHTNING EMOTORS, INC.

By	/s/ David Agatston
Name: David Agatston
Title: Chief Financial Officer

Signature Page to Exchange Agreement

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[_____________],
in its capacity as described in the first paragraph hereof

By
Name:
Title:

Signature Page to Exchange Agreement

EXHIBIT A
Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes	Number of Shares of Common Stock issuable upon Exchange	Amount of Accrued but unpaid Interest

Signature Page to Exchange Agreement

EXHIBIT B.1
Exchanging Investor:
Investor Address:
Telephone:
Country of Residence:
Taxpayer Identification Number:
Account for Notes:
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:
Account for Shares (if different from Notes):
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:
Exchanging Investor Address:
Telephone:
Country of Residence:
Taxpayer Identification Number:

EXHIBIT B.2
Exchange Procedures
NOTICE TO INVESTOR
These are the Exchange Procedures for the settlement of the exchange of 7.50% Convertible Senior Notes due 2024, CUSIP 53228R AA3 (the “Exchanged Notes”) of Lightning eMotors, Inc., a Delaware corporation (the “Company”), for the Shares and cash to be issued as Exchange Consideration (as defined in and pursuant to the Exchange Agreement between you and the Company), which is expected to occur on or about March 15, 2023. To ensure timely settlement for the Exchange Consideration, please follow the instructions as set forth below.
These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.
If you have any questions, please contact James Lin of Oppenheimer & Co. LLC at 408-838-1354.
To deliver Exchanged Notes:
You must direct the eligible DTC participant through which you hold a beneficial interest in the Exchanged Notes on March 15, 2023, no later than 9:00 a.m., New York City time, to perform a free delivery through DTC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares.
To receive Exchange Consideration:
You must direct the eligible DTC participant on March 15, 2023, no later than 9:00 a.m., New York City time, to perform a free delivery through DTC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares.
You must also deliver to Oppenheimer the necessary tax form(s) and your wiring instructions for payment of accrued and unpaid interest.
Continental Stock Transfer & Trust Company is the Transfer Agent and Registrar for the Common Stock.
Closing: On March 15, 2023, after the Company receives your Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in the Exchange Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.

EXHIBIT C
PORTFOLIO INTEREST TAX CERTIFICATE
Reference is made to the Exchange Agreement, dated as of March 10, 2023 by and among the investors (“Holder”) and Lightning eMotors, Inc., a Delaware corporation, a Delaware corporation (the “Company”) (the “Agreement”).Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. The undersigned (“Non-U.S. Holder”) is providing this certificate pursuant to Section 19 of the Agreement. The Non-U.S. Holder hereby represents and warrants that:
1.The Non-U.S. Holder is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), is the sole record and beneficial owner of the Exchanged Notes in respect of which it is providing this certificate and has furnished the Company with either (x) an IRS Form W-8BEN or W-8BEN-E or (y) an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i)an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E.

2.The Non-U.S. Holder: (a) is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, (b) is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and (c) has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3.The Non-U.S. Holder is not a “10-percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code.

4.The Non-U.S. Holder is not a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5.The Non-U.S. Holder’s office address is the address set forth in the applicable IRS Form W-8 provided to the Company by the Non-U.S. Holder.

6.The Non-U.S. Holder shall promptly notify the Company in writing in accordance with the Agreement if any of the representations and warranties made herein are no longer true and correct.

For purposes of the foregoing representations numbered 2, 3 and 4, if the Non-U.S. Holder provided the Company with an IRS Form W-8IMY, then references to the “Non-U.S. Holder” shall be deemed to also include the Non-U.S. Holder’s direct or indirect partners/members.

Non-U.S. Holder:
[_____________],

By
Name:
Title:

EXHIBIT D
Under U.S. federal income tax law, a holder who exchanges Notes for Shares generally must provide such holder’s correct TIN on a properly completed and executed IRS Form W-9 (available from the Company or at www.irs.gov/pub/irs-pdf/fw9.pdf) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed under Section 6723 of the Code. In addition, certain payments made to holders may be subject to U.S. backup withholding (currently set at 24% of the payment). If a holder is required to provide a TIN but does not have a TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders (including corporations and non-U.S. holders) are not subject to these backup withholding and reporting requirements.
A non-U.S. holder (i) will be subject to 30% U.S. federal withholding on certain payments to such holder unless such holder establishes an exemption from, or a reduced rate of, such withholding, and (ii) must establish its status as an exempt recipient from backup withholding and can do so by submitting a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments), or other applicable IRS Form W-8 (available from the Company or at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. This form also may establish an exemption from withholding under Section 1471 through 1474 of the Code.
U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.